AMENDED AND RESTATED MASTER EXCHANGE AGREEMENT
This amended and restated master exchange agreement (this “Agreement”) is entered into as of July 10, 2025, between AllianceBernstein L.P., a Delaware limited partnership (“AB”), and Equitable Holdings, Inc., a Delaware corporation (“EQH”).
WHEREAS, AB and EQH previously entered into that certain master exchange agreement (the “Original Agreement”) as of December 19, 2024, pursuant to which AB and EQH (on its own behalf and on behalf of certain wholly-owned subsidiaries of EQH (EQH and such subsidiaries, “EQH Owners”)) agreed to exchange up to 10 million units representing assignments of beneficial ownership of limited partnership interests (“AB Holding Units”) in AllianceBernstein Holding L.P., a Delaware limited partnership (“AB Holding”), owned by EQH Owners, for units representing assignments of beneficial ownership of limited partnership interests in AB (“AB Units”) from time to time during the term of the Original Agreement;
WHEREAS, EQH (on behalf of itself and the other EQH Owners) and AB exchanged an aggregate of 5,211,194 AB Holding Units for AB Units concurrently with entering into the Original Agreement; and
WHEREAS, AB and EQH desire to amend and restate the Original Agreement to increase the number of AB Units that remain available for exchange from 4,788,806 to 19,682,946 and to provide for the exchange addressed herein, following which this Agreement and the Original Agreement shall terminate.
NOW, THEREFORE, in consideration of the mutual promises, agreements and covenants hereinafter set forth, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, each of AB and EQH (each, a “Party” and, collectively, the “Parties”) agree as follows:
Article I
PURCHASE AND SALE
Section 1.1Exchange of Units. Subject to the terms and conditions of this Agreement, (a) AB shall issue, sell and deliver 19,682,946 AB Units to EQH (the “New Units”), and (b) EQH shall deliver in exchange therefore an equal number of AB Holding Units to AB (the “Exchange Units”).
Section 1.2Closing; Closing Date. Closing (the “Closing”) of the exchange under Section 1.1 shall take place remotely via the exchange of documents and signatures concurrently with the execution and delivery of this Agreement.
Section 1.3Deliveries. At the Closing, (a) EQH shall deliver to AB certificates (which for purposes of this Agreement shall include book-entry account statements related to the ownership of AB Holding Units) representing the Exchange Units along with an appropriate unit transfer instrument duly executed in blank and (b) AB shall deliver to EQH certificates (which for purposes of this Agreement shall include book-entry account statements related to the ownership of AB Units) representing the New Units, free and clear of all liens, claims, charges, restrictions and other encumbrances of any nature whatsoever, other than restrictions under the

Amended and Restated Limited Partnership Agreement of AB, as amended to date (the “LPA”), and applicable securities law restrictions.
Article II
REPRESENTATIONS AND WARRANTIES OF AB
AB represents and warrants to EQH as follows as of the date hereof:
Section 2.1Capacity of AB. AB is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Delaware and has all limited liability company power and authority required to enter into, deliver and perform its obligations under this Agreement.
Section 2.2Authorization of Agreement. AB has full right, authority and power under the LPA to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery by AB of this Agreement, the performance by AB of its obligations hereunder, and the consummation of the transactions contemplated hereby have been duly authorized by all necessary company action of AB, and no other company action on the part of AB is required in connection herewith. This Agreement has been duly and validly executed and delivered by AB and constitutes a legal, valid and binding obligation of AB, enforceable against AB except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other laws of general application relating to or affecting the enforcement of creditors’ rights generally, or (b) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.
Section 2.3Valid Issuance of Units. The New Units, when issued, sold and delivered in accordance with the terms and for the consideration set forth in this Agreement, will be duly authorized and validly issued under the LPA and will be delivered free of liens, claims, charges, restrictions and other encumbrances of any nature whatsoever other than pursuant to the terms of the LPA and restrictions on transfer under applicable state and federal securities laws. Based in part on the accuracy of the representations of EQH in Section 3.4 of this Agreement, the offer, sale and issuance of the New Units to be issued pursuant to this Agreement will be issued in compliance with all applicable federal and state securities laws.
Section 2.4Approvals and Consents. No approvals or consents of, or applications or notices to, third persons or entities are necessary for the lawful consummation by AB of the transactions contemplated by this Agreement.
Article III
REPRESENTATIONS AND WARRANTIES OF EQH
EQH represents and warrants to AB as follows as of the date hereof:
Section 3.1Capacity of EQH; Ownership.
(a)EQH is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all corporate power and authority required to enter into, deliver and perform its obligations under this Agreement.
(b)EQH is the record and beneficial owner (as defined in Section 13d-3 adopted by the U.S. Securities and Exchange Commission under the

Securities Exchange Act of 1934, as amended) of the Exchange Units, which will be delivered free of liens, claims, charges, restrictions and other encumbrances of any nature whatsoever other than pursuant to the terms of the Amended and Restated Limited Partnership Agreement of AB Holding, as amended to date, and restrictions on transfer under applicable state and federal securities laws.
Section 3.2Authorization of Agreement. EQH has full right, authority and power under its governing documents to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery by EQH of this Agreement, the performance by EQH of its obligations hereunder, and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action of EQH, and no other company action on the part of EQH is required in connection herewith. This Agreement has been duly and validly executed and delivered by EQH and constitutes a legal, valid and binding obligation of EQH, enforceable against EQH except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other laws of general application relating to or affecting the enforcement of creditors’ rights generally, or (b) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.
Section 3.3Approvals and Consents. No approvals or consents of, or applications or notices to, third persons or entities are necessary for the lawful consummation by EQH of the transactions contemplated by this Agreement.
Section 3.4Securities Law Matters.
(a)EQH hereby confirms that the New Units to be acquired by EQH will be acquired for investment for the account of EQH, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that EQH does not have any present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, EQH further represents that EQH does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the New Units.
(b)EQH understands that the New Units have not been, and will not be, registered under the Securities Act, by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of EQH’s representations regarding EQH as expressed herein. EQH understands that the New Units are “restricted securities” under applicable United States federal and state securities laws and that, pursuant to these laws, EQH must hold the New Units indefinitely unless they are registered with the Securities and Exchange Commission or an exemption from such registration requirement is available. EQH acknowledges that AB has no obligation to register the New Units. The New Units and any securities issued in respect of or exchange for the New Units, may bear any legend required by the securities laws of any state to the extent such laws are applicable to the New Units represented by the certificate so legended.
Section 3.5

Article IV
GENERAL PROVISIONS
Section 4.1Waiver of Terms. Any of the terms or conditions of this Agreement may be waived at any time by the Party or Parties entitled to the benefit thereof, but only by a written notice signed by the Party or Parties waiving such terms or conditions.
Section 4.2Amendment of Agreement. This Agreement may be amended, supplemented or modified at any time only by a written instrument duly executed by all the Parties hereto.
Section 4.3Contents of Agreement; Integration; Parties in Interest; Assignment, etc. This Agreement and the documents referred to herein set forth the entire understanding of the Parties with respect to the subject matter hereof. Any previous agreements or understandings relating to the subject matter hereof are merged into and superseded by this Agreement. The terms and conditions of this Agreement shall be binding upon and inure to the benefit of and, to the extent provided herein, be enforceable by the respective successors and assigns of the Parties.
Section 4.4Governing Law; Jurisdiction. This Agreement and the legal relations between the Parties shall be governed by and construed and enforced in accordance with the laws of the State of Delaware, without giving effect to the principles of conflicts of laws thereof. Any judicial proceedings with respect to this Agreement shall be brought in the Delaware Court of Chancery or, in the event that the Delaware Court of Chancery lacks jurisdiction, any federal court in the State of Delaware, and by execution and delivery of this Agreement, each Party accepts, generally and unconditionally, the exclusive jurisdiction of such courts and any related appellate courts, and irrevocably agrees to be bound by any judgment rendered thereby.
Section 4.5Severability. In the event that any portion of this Agreement shall be declared by any court of competent jurisdiction to be invalid, illegal or unenforceable, such portion shall be deemed severed from this Agreement and the remaining parts hereof shall remain in full force and effect as fully as if those such invalid, illegal or unenforceable portions had never been a part of this Agreement.
Section 4.6Notices. Any notice that a Party is required or permitted to give pursuant to this Agreement shall be sufficiently given for all purposes hereunder if in writing and delivered by hand, courier or overnight delivery service, or five days after being mailed by certified or registered mail, with appropriate postage prepaid, or when received in the form of email transmission, and shall be directed to the address or email address, as applicable, set forth below (or at such other address or email address as such Party shall designate by like notice):
If to AB:

AllianceBernstein L.P.
501 Commerce Street
Nashville, TN 37203
Attention: Mark Manley

If to EQH:

Equitable Holdings, Inc.
1345 Avenue of the Americas
New York, NY 10105
Attention: Ralph Petruzzo
Section 4.7Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall be considered one and the same agreement.
Section 4.8Expenses. EQH and AB shall each pay its own taxes, costs and expenses (without limitation, costs, expenses and fees of its investment bankers, legal counsel, accountants, financial advisors, and other consultants and agents) in the negotiation, preparation and implementation of this Agreement and all transactions contemplated herein.
Section 4.9Cooperation. Each of the Parties hereby agrees to execute such documents and do all other acts as may be reasonably necessary and within such Party’s control to carry out the purposes and intent of this Agreement.
Section 4.10No Third Party Beneficiaries. This Agreement shall not convey any rights on a person not a party hereto.
Section 4.11Assignment. Neither this Agreement nor any of the rights or obligations hereunder may be assigned by either Party without the prior written consent of the other Party; provided, however, that EQH shall have the right to assign this Agreement and any of the rights (but not the obligations) hereunder to any subsidiary thereof.
[Signature page follows]

IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be duly executed as of the day and year first written above.

ALLIANCEBERNSTEIN L.P.
By:
Name:    Mark Manley
Title:     General Counsel and
    Corporate Secretary
EQUITABLE HOLDINGS, INC.
By:
Name:     Peter Tian
Title:     Treasurer